As filed with the Securities and Exchange Commission on February 19, 2021

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EVOGENE LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS. Employer Identification No.)

13 Gad Feinstein Street, Park Rehovot, Rehovot
P.O. Box 4173, Ness Ziona 7414003, Israel
Telephone: +972-8-931-1900
(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates
50 Library Avenue, Suite 204
 Newark, Delaware 19711
  (302)-738-6680
 (Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Mike Rimon, Adv. Dr. Shachar Hadar, Adv. Elad Ziv, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: (+972) (3) 610-3100	Oded Har-Even, Esq. Howard E. Berkenblit, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: 212.660.5000 Fax: 212.660.3001

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value NIS 0.02(2)
Warrants(2)
Rights(2)
Units(2)
Total			$200,000,000	$21,820	(3)

(1)
 Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)
There are being registered hereunder such indeterminate number of ordinary shares, warrants, rights and units comprised of, or other combinations of, the foregoing securities as may be issued and sold by the registrant from time to time at indeterminate prices, with an initial aggregate public offering price of all of such securities not to exceed $200,000,000. The number of securities and the proposed maximum offering price per security in the offering will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(3)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933 and General Instruction II.C of Form F-3, which permit the registration fee to be calculated on the basis of the maximum offering price of all of the securities to be offered.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•
a base prospectus which covers the offering, issuance and sale of such indeterminate number of ordinary shares, warrants, rights, and units, which together shall have an aggregate initial offering price not to exceed $200,000,000; and

•
a sales agreement prospectus covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $50,000,000 of the registrant’s ordinary shares that may be issued and sold from time to time under a sales agreement with Cantor Fitzgerald & Co., or Cantor.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The ordinary shares that may be offered, issued and sold under the sales agreement prospectus are included in the $200,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Sales Agreement (as defined in the sales agreement prospectus), any portion of the $50,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 19, 2021

PROSPECTUS

$200,000,000 of Ordinary Shares, Warrants, Rights
and/or Units Offered

EVOGENE LTD.

We may offer, issue and sell from time to time, in one or more offerings, up to $200,000,000, in the aggregate, of our ordinary shares, warrants to purchase ordinary shares, rights and units comprised of, or other combinations of, the foregoing securities. We refer to the ordinary shares, warrants, rights and units individually and collectively as “securities” in this prospectus.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering of the securities. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference, or deemed incorporated by reference into this prospectus before you invest in any of our securities.

We may, from time to time, offer and sell securities through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Stock Market, or Nasdaq, or Tel Aviv Stock Exchange Ltd., or the TASE, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriters, agents or dealers and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our ordinary shares are traded on the Nasdaq and TASE under the symbol “EVGN.” On February 17, 2021, the closing price of our ordinary shares was $8.91 as reported on the Nasdaq.

Investing in our securities involves risks. See the section entitled “Risk Factors” on page 3 of this prospectus, and those included in or incorporated by reference in this prospectus, the accompanying prospectus supplement and in the documents we incorporate by reference herein or therein.

Neither the Securities and Exchange Commission, the Israeli Securities Authority, nor any state or other securities commission, has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time, in one or more offerings up to a total dollar amount of $200,000,000, as described in this prospectus. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering of the securities. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in the applicable prospectus supplement or related free writing prospectuses, you should rely on the prospectus supplement and/or the related free writing prospectuses. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We have not authorized any other person to provide you with different or additional information other than that contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We will not take any responsibility and can make no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference market data and certain industry data and forecasts that were obtained from market research databases, consultant surveys commissioned by us, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys commissioned by us and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and in the relevant prospectus supplement, and under similar headings in the other documents that are incorporated herein or therein by reference.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

 As used herein, and unless the context suggests otherwise, the terms Evogene,” “we,” “us,” “our,” “our company” and “the company” refer to Evogene Ltd. and its consolidated subsidiaries, consisting of AgPlenus Ltd., Biomica Ltd., Canonic Ltd., Casterra Ag Ltd., Evogene Inc., Lavie Bio Ltd. and their consolidated subsidiaries. References to “dollar” and “$” are to U.S. dollars, the lawful currency of the United States, and references to “NIS” are to New Israeli Shekels, the lawful currency of the State of Israel. References to our “ordinary shares” or “shares” refer to our ordinary shares, par value NIS 0.02 per share. References to our “2019 annual report” refer to our Annual Report on Form 20-F for the year ended December 31, 2019, which we filed with the SEC on April 27, 2020.

Unless otherwise indicated, we have translated NIS amounts into U.S. dollars at an exchange rate of NIS 3.441 to $1.00, the representative exchange rate reported by the Bank of Israel on September 30, 2020.

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risks and uncertainties summarized and discussed below and under the caption “Item 3. Key Information— D. Risk Factors” in our 2019 annual report, which is incorporated by reference in this prospectus, as well as the risks, uncertainties and additional information described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus or in any such prospectus supplement. For a description of those reports and documents, and information about where you can find them, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

Risk Factors Summary

The following is a summary of some of the principal risks we face, including those below and those incorporated by reference from our 2019 annual report:

•
If our equity holdings in our subsidiary companies are diluted, the benefits recognized by our shareholders from the value that may be created in such subsidiary companies may be substantially reduced.

•	Our discoveries and product candidates may not achieve the desired effect required in order to create commercially-viable products.

•	Various factors may delay or prevent commercialization of our product candidates.

•	Our product development cycle is lengthy and uncertain, and we may never sell or earn royalties on the sale of commercial products based on our discoveries.

•
Due to mergers and consolidations, there is a reduced number of companies in the agriculture industry with which we might establish strategic partnerships, and we rely on a limited number of collaborators to develop and commercialize product candidates containing our seed trait, ag-chemical and ag-biological product candidates.

•
A decrease in research expenditures by the major companies in our target markets may jeopardize the continuation, or scope, of our collaborations with such companies and adversely impact our ability to continue or extend existing collaborations or enter into new collaborations on favorable financial terms.

•	We or our collaborators may fail to perform obligations under the collaboration agreements.

•
We are operating in multiple industries, each of which consists of multiple companies with much greater resources than us. Competition in our industries is intense and requires continuous technological development. If we are unable to compete effectively, our financial resources will be diluted and our financial results will suffer.

•	We are working to develop and commercialize novel ag-biological products, and our efforts may be unsuccessful.

•	We are working to develop and commercialize seed-trait products, and our efforts may be unsuccessful.

•	We are working to develop human microbiome-based therapeutic product candidates, and our efforts may be unsuccessful.

•	We are working to develop and commercialize medical cannabis products, and our efforts may be unsuccessful.

•	We are working to develop and commercialize castor seeds for industrial applications, and our efforts may be unsuccessful in achieving a commercial presence in this market.

•	If Lavie Bio Ltd. is unable to establish successful distribution and retail channels for the commercialization of its products, it will not be able to meet its commercialization plans.

•
Even if we are entitled to royalties from our collaborators, we may not actually receive these royalties, or we may experience difficulties in collecting the royalties that we believe we are entitled to.

•
Each of us and our subsidiaries depends on our key personnel and, if we are not able to attract and retain qualified scientific and business personnel, we may not be able to grow our business or develop and commercialize our product candidates.

•	Our business is subject to various government regulations and, if we or our collaborators are unable to obtain the necessary regulatory approvals, we may not be able to continue our operations.

•
The COVID-19 pandemic, or any other pandemic, epidemic or outbreak of an infectious disease in the United States, Israel or elsewhere, may hurt our business in many ways, and, if prolonged, could adversely impact our operating results and financial condition in a significant manner.

•	Our medical cannabis activity exposes us to legal and reputational risks associated with the cannabis industry.

•
Changes in laws and regulations to which we are subject, or to which we may become subject in the future, may materially increase our costs of operation, decrease our operating revenues and disrupt our business.

•	We have a history of operating losses and negative cash flow, and we may never achieve or maintain profitability.

•	Our reporting currency is U.S. dollars. In view that a substantial part of our expenses is in NIS, any appreciation of the NIS relative to the U.S. dollar would adversely impact our financial results.

•	Our success depends on our ability to protect our intellectual property and our proprietary technologies.

 We received Israeli government grants for certain of our research and development activities as detailed below. The terms of those grants require us to satisfy specified conditions in order to transfer outside of Israel the manufacture of products based on know-how funded by the Israeli Innovation Authority or to transfer outside of Israel the know-how itself. If we fail to comply with the requirements of Israeli Law in this regard, we may be required to pay penalties, and it may impair our ability to sell our technology outside of Israel.

Some of our research and development efforts were financed through grants that we received from the Israeli Innovation Authority of the Israeli Ministry of Economy and Industry, or the IIA. When know-how is developed using IIA grants, the Encouragement of Research, Development and Technological Innovation in Industry Law 5744-1984, or the Innovation Law, and the regulations thereunder, restrict our ability to transfer outside of Israel either the manufacture of products based on IIA funded know-how or the know-how itself. Such restrictions continue to apply to us even after financial obligations to the IIA are paid in full.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference in this prospectus, contains, and any prospectus supplement or document incorporated by reference therein may contain, statements that are forward-looking statements about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. Forward-looking statements can be identified based on our use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words, or by the fact that these statements do not relate strictly to historical matters. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements.

We believe that our forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors (including those identified above) that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We describe and/or refer to many of these risks in greater detail under the heading “Risk Factors” in this prospectus and in our 2019 annual report, and may further describe or refer to these risks in any prospectus supplement or document incorporated by reference herein or therein.

All forward-looking statements contained in any of the foregoing documents speak only as of the date of such documents and are expressly qualified in their entirety by the cautionary statements contained within the “Risk Factors” section of those documents (or documents incorporated by reference therein). We do not undertake to update or revise forward-looking statements to reflect events or circumstances that arise after the date on which such statements are made or to reflect the occurrence of unanticipated events, except as required by law. In evaluating forward-looking statements, you should consider these risks and uncertainties and not place undue reliance on our forward-looking statements.

OUR COMPANY

Evogene is a leading computational biology company targeting to revolutionize product development for life-science based industries, including human health, agriculture, and industrial applications. Incorporating a deep understanding of biology and leveraging Big Data and Artificial Intelligence, Evogene established its unique technology, the Computational Predictive Biology (CPB) platform. The CPB platform is designed to computationally discover and develop life-science products based on microbes, small molecules and genetic elements as the core components for such products. Evogene holds a number of subsidiaries utilizing the CPB platform, for the development of human microbiome-based therapeutics, medical cannabis, ag-biologicals, ag-chemicals and ag-solutions for castor oil production.

The foregoing information about us is a general summary and is not intended to be comprehensive. For additional information about our business, you should refer to the information under the heading “Incorporation of Documents by Reference.” Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Forward-Looking Statements.”

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a Report of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities by our Company under this prospectus will be used for research and development, working capital, investments in our subsidiaries and for general corporate purposes. We may also use a portion of the net of proceeds to acquire or invest in technologies, products and/or businesses that we believe are complementary to ours. Pending these uses, we may invest the net proceeds from the sale of securities in accordance with our investment policies, as amended from time to time. When securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, ordinary shares, warrants, rights and/or units comprising any combination of these securities. The aggregate offering price for all securities that we may sell will not exceed $200,000,000.

DESCRIPTION OF ORDINARY SHARES

General

The following are summaries of material provisions of our articles of association, or articles, and the Israeli Companies Law 5759-1999, or the Companies Law, insofar as they relate to the material terms of our ordinary shares, and do not purport to be complete.

As of February 19, 2021, our authorized share capital consists of NIS 3,000,000 divided into 150,000,000 ordinary shares, par value NIS 0.02 per share. As of February 19, 2021, 40,386,448 ordinary shares were issued and outstanding. All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Registration Number and Purposes of the Company

Our registration number with the Israeli Registrar of Companies is 51-283872-3. Our purpose as set forth in our articles, is to engage in any lawful business.

Voting Rights

Holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders at a shareholder meeting. Shareholders may vote at shareholder meetings either in person, by proxy or by written ballot. Israeli law does not allow public companies to adopt shareholder resolutions by means of written consent in lieu of a shareholder meeting. Shareholder voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future. Except as otherwise disclosed herein, an amendment to our articles to change the rights of our shareholders requires the prior approval of a simple majority of our shares represented and voting at a general meeting and, to the extent applicable, of the holders of a class of shares whose rights are being affected.

Share Ownership Restrictions

The ownership or voting of ordinary shares by non-residents of Israel is not restricted in any way by our articles or the laws of the State of Israel, except that citizens of countries that are in a state of war with Israel may not be recognized as owners of ordinary shares.

Transfer of Shares

Fully paid ordinary shares are issued in registered form and may be freely transferred under our articles unless the transfer is restricted or prohibited by another instrument, Israeli law or the rules of a stock exchange on which the shares are traded.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. Rather, under our articles, our directors, other than external directors (to the extent required to be elected), are elected at each annual general meeting of the shareholders, upon expiration of the term of office, by the holders of a simple majority of our ordinary shares present in person or by proxy at such meeting (excluding abstentions). As a result, the holders of our ordinary shares that represent more than 50% of the voting power represented at a shareholder meeting and voting thereon (excluding abstentions) have the power to elect any or all of our directors. Vacancies on our board of directors, resulting from a resignation or other termination of service by a then serving director, or an additional authorized seat on our board of directors, may be filled by a vote of a simple majority of the directors then in office.

Dividend and Liquidation Rights

Under Israeli law, we may declare and pay a dividend only if, upon the reasonable determination of our board of directors, the distribution will not prevent us from being able to meet the terms of our existing and contingent obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that we do not have retained earnings and earnings legally available for distribution, as defined in the Companies Law, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares on a pro-rata basis. Dividend and liquidation rights may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Shareholder Meetings

Under the Companies Law, we are required to convene an annual general meeting of our shareholders once every calendar year, not more than 15 months following the preceding annual general meeting. Our board of directors may convene a special general meeting of our shareholders and is required to do so at the request of two directors or one quarter of the members of our board of directors, or at the request of one or more holders of 5% or more of our share capital and 1% of our voting power, or the holder or holders of 5% or more of our voting power. All shareholder meetings require prior notice of at least 21 days and, in certain cases, 35 days. The chairperson of our board of directors or another one of our directors authorized by our board of directors presides over our general meetings. If either of such persons is not present within 15 minutes from the appointed time for the commencement of the meeting, the directors present at such meeting shall appoint one of our directors as the chairperson for such meeting, and if they fail to do so, then the shareholders present shall appoint one of our directors to act as chairperson, and if no director is present, then one of the shareholders present at such meeting shall act as chairperson. Subject to the provisions of the Companies Law and the regulations promulgated thereunder, only shareholders of record on a date decided upon by the board of directors, which may be between four and 40 days prior to the date of the meeting (depending on the type of meeting and whether written proxies are being used) are entitled to participate and vote at a general meeting of shareholders.

Quorum

Under our articles, the quorum required for a meeting of shareholders consists of at least two shareholders present in person, by proxy or by written ballot, who hold or represent between them at least 25% of our voting power. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place (without requirement of additional notification to the shareholders), or to a later time, if indicated in the notice to the meeting or to such other time and place as determined by the board of directors in a notice to our shareholders. At the reconvened meeting, if a quorum is not present within half an hour from the appointed time for the commencement of the meeting, the meeting will take place so long as at least one shareholder is present (regardless of the voting power held or represented by any such shareholder(s)), unless the meeting was called pursuant to a request by our shareholders, in which case the quorum required is the number of shareholders required to call the meeting as described under “—Shareholder Meetings” above.

Resolutions

Under the Companies Law, unless otherwise provided in the articles or applicable law, all resolutions of the shareholders require a simple majority of the voting rights represented at the meeting, in person, by proxy or by written ballot, and voting on the resolution (excluding abstentions).

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register, including with respect to material shareholders, our articles our financial statements and any document we are required by law to file publicly with the Israeli Companies Registrar or the Israeli Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a trade secret or patent or that the document’s disclosure may otherwise impair our interests.

Modification of Class Rights

The rights attached to any class of share (to the extent that we may have separate classes of shares in the future), such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of our shares represented at the meeting and the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our articles.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares or a class of shares of an Israeli public company such as ours and who would, as a result, own more than 90% of the target company’s issued and outstanding share capital or of a certain class of its shares, is required by the Companies Law to make a full tender offer (as defined in the Companies Law) to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company or class of shares. If either (i) the shareholders who do not accept the offer hold, in the aggregate, less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, or (ii) the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class, then all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a shareholder that had its shares so transferred, whether or not it accepted the tender offer (unless otherwise provided in the offering memorandum for the tender offer), may, within six months from the date of acceptance of the tender offer, petition the court based on a claim that the tender offer was for less than fair value and that the fair value should be paid as determined by the court. If both of the foregoing conditions (i) and (ii) are not satisfied, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the full tender offer. Shares purchased not in accordance with those provisions shall become “dormant shares” and shall not grant the purchaser any rights so long as they are held by the purchaser.

Special Tender Offer

Under the Companies Law, an acquisition pursuant to which a purchaser shall hold (i) a “controlling stake”, which is defined as 25% or more of the voting rights (assuming that no other shareholder holds a controlling stake), or (ii) more than 45% of the voting rights (assuming that no other shareholder owns more than 45% of the voting rights), of a public company such as ours may not be performed by way of market accumulation, but only by way of a special tender offer (as defined in the Companies Law) made to all of the company’s shareholders on a pro rata basis. A special tender offer may not be consummated unless a majority of the shareholders who have submitted their response to the offer have approved it. In counting the total votes of responding shareholders, shares held by the controlling shareholders, shareholders who have a conflict of interest with respect to the offer (referred to under the Companies Law as a “personal interest”), shareholders who own 25% or more of the voting rights in the company, relatives or representatives of any of the above, and the bidder, and corporations under their respective control, shall not be taken into account. A shareholder may object to such a tender offer without such objection being deemed as a waiver of his, her or its right to sell shares to the bidder if the offer is approved by a majority of the company’s shareholders despite the subject shareholder’s objection. Shares purchased by the bidder in violation of the foregoing rules shall become “dormant shares” and shall not grant the bidder any rights so long as they are held by the bidder. If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the initial tender offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Under regulations enacted pursuant to the Companies Law, the above special tender offer requirements do not apply to companies whose shares are listed for trading on a foreign stock exchange if, among other things, the relevant foreign laws or the rules of the stock exchange include provisions limiting the percentage of control which may be acquired or requiring that the acquisition of such percentage of control requires making a tender offer to the public. However, we believe that the Israeli Securities Authority’s current opinion is that such leniency does not apply with respect to companies such as ours whose shares are listed for trading on stock exchanges in the United States, including the Nasdaq.

Merger

The Companies Law requires that a merger transaction must be approved by (i) each party’s board of directors, and, unless certain requirements described under the Companies Law are met, (ii) a majority of each party’s shares (including, if relevant, a majority of each class of shares of each party) voted on the proposed merger at a shareholders meeting called with at least 35 days’ prior notice.

For purposes of the shareholder vote, unless a court rules otherwise, the merger requires approval by a majority of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person who holds 25% or more of the outstanding shares or the right to appoint 25% or more of the directors of the other party. If the merger would have been approved if not for (a) the required separate approval of each class of shares of the merging party (if relevant), or (b) the exclusion of the votes of certain shareholders, as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of the merging party, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and 30 days have passed from the date the merger was approved by the shareholders of each party.

Antitakeover Measures under Israeli Law

The Companies Law allows us to create and issue shares having rights different from those accompanying our ordinary shares, including shares providing certain preferred rights, distributions or other rights, including preemptive rights. As of the date of this prospectus, we do not have any authorized or issued shares other than our ordinary shares. In the future, if we do create and issue a class of shares other than ordinary shares, the holders of such class of shares, depending on the specific rights to which they may be entitled, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization of a new class of shares would require the amendment of our articles, which requires the prior approval of the holders of a majority of our shares present and voting at a general meeting. However, the TASE rules and regulations prohibit a listed company from having more than one class of shares listed, and the TASE’s current position is that a listed company may not issue or list preferred shares. Therefore, assuming that the TASE’s current position does not change, as long as our ordinary shares are listed on the TASE, we will be prohibited from issuing preferred shares.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ordinary shares in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the price at which, and the currency or currencies in which, the securities upon exercise of such warrants may be purchased;

●	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, any material Israeli and U.S. federal income tax considerations;

●	the anti-dilution provisions of such warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

General

We may issue subscription rights to purchase our ordinary shares. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights in such offering, as described in the applicable prospectus supplement. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or purchasers pursuant to which such underwriters or other purchasers will purchase any offered securities remaining unsubscribed for after such offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold in such offering, as described in the applicable prospectus supplement. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the date of determining the shareholders entitled to the rights distribution;

●	the exercise price for such rights;

●	the number of such rights issued with respect to each ordinary share;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, warrants, rights and/or any combination of such securities. The applicable prospectus supplement will describe:

●
the terms of the units and of the ordinary shares, warrants and/or rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

RESEARCH GRANTS

Our research and development efforts have been financed, in part, through grants from the Israel Innovation Authority (IIA), Israel-U.S. Binational Industrial Research and Development (BIRD), The Canada-Israel Industrial Research and Development Foundation (CIIRDF) and the European Union (EU). From our inception through 2019, we received grants totaling $7.8 million (including accrued interest) from the IIA, and repaid $3.4 million, in respect of refundable projects. We also received an additional $2.0 million from the IIA in respect of a non-refundable project. We have received grants totaling approximately $1 million (linked to the U.S. Consumer Price Index) from BIRD and have repaid $0.6 million, whereas the remaining $0.4 million of grants from BIRD have been cancelled, as we decided to withdraw from the relevant project, as detailed in Note 12 to the financial statements included in our 2019 annual report under Item 18, which is incorporated by reference in this prospectus. We have received grants totaling $0.8 million from the EU, which are not required to be repaid. As of December 31, 2019, we had four active research grants under which we have received funding: three from the IIA and one from the EU.

In January 2018, we announced participation in a three-year IIA-sponsored Phenomics Consortium to develop tools and systems for precision agriculture and innovative development of agriculture products. Except for us, the Phenomics Consortium consists of several Israeli industrial companies and academic institutions. The goal of the consortium is to develop plant phenotyping technologies, including the generation of comprehensive agricultural ‘Big-Data’ and the development of artificial intelligence algorithms for real time analysis of phenotypic data. The grant for the consortium was originally approved for calendar year 2018 in an amount of approximately $5 million, of which approximately $1.4 million was granted to us. By the end of 2018, the grant was extended by an additional six months to a total period of 18 months until mid-2019, and the grant amount was updated to approximately $7.6 million total, of which approximately $2.5 million was granted to us. In June 2019, the IIA approved the continuation of the consortium following such 18-month period, until the end of 2020, which completed a three-year workplan, and granted an additional amount of approximately $7.5 million, of which approximately $1.8 million was granted to us.

In June 2020, we announced participation in a three-year workplan, IIA-sponsored CRISPR-IL Consortium to develop an artificial intelligence (AI) based, end-to-end system for genome-editing to be used in multi-species including human, plant, and certain animal DNA, applicable to market segments in pharma, agriculture and aquaculture. In addition to Evogene, the CRISPR-IL Consortium consists of several Israeli industrial companies and academic institutions. The goal of the consortium is to develop an artificial intelligence-based system, “Go-Genome”, providing users improved genome-editing workflows. The system aims to provide end-to-end solutions, from user interface to an accurate measurement tool. The total budget for the consortium was approved for the first 18 months in an amount of approximately $10 million, of which approximately $1.3 million was attributed to us. After the first 18 months, the consortium is expected to be extended to an additional 18 months.

Participation in the IIA-sponsored consortium programs as described above, does not obligate us to pay royalties to the IIA, however, the know-how developed in such consortium programs is subject to the provisions and restrictions under the Innovation Law, as further detailed below.

In addition, in March 2020, the Company’s subsidiary, Lavie Bio Ltd., obtained IIA approval to receive a grant for its third-year program for bio fungicides for mildew in fruit and vegetables. The total budget was approved for NIS 3.9 million (approximately $1.1 million).

We entered into agreements with certain of our subsidiaries in the framework of which they were granted permission to use our technology and related know how, which was funded by the IIA. Evogene remains responsible to the IIA for the obligations regarding such IIA funding.

Below is a description of our obligations in connection with the grants received from IIA under the Innovation Law:

•	Local Manufacturing Obligation

The terms of the grants under the Innovation Law require that we manufacture the products developed with these grants in Israel (but do not restrict the sale of products that incorporate the know-how). Under the regulations promulgated under the Innovation Law, the products may be manufactured outside Israel by us or by another entity only if prior approval is received from the IIA (such approval is not required for the transfer of up to 10% of the manufacturing capacity in the aggregate, in which case a notice must be provided to the IIA and not objected to by the IIA within 30 days of such notice).

•	Know-How Transfer Limitation

o
The Innovation Law restricts the ability to transfer know-how funded by the IIA outside of Israel. Transfer of IIA funded know-how outside of Israel requires prior approval of the IIA and may be subject to payments to the IIA, calculated according to formulae provided under the Innovation Law. The redemption fee is subject to a cap of six times the total amount of the IIA grants, plus interest accrued thereon (i.e. the total liability to the IIA, including accrued interest, multiplied by six). If we wish to transfer IIA funded know-how, the terms for approval will be determined according to the nature of the transaction and the consideration paid to us in connection with such transfer.

o
Approval of transfer of IIA funded know-how to another Israeli company may be granted only if the recipient abides by the provisions of the Innovation law and related regulations, including the restrictions on the transfer of know-how and manufacturing rights outside of Israel.

•	Change of Control

Any non-Israeli citizen, resident or entity that, among other things, (i) becomes a holder of 5% or more of our share capital or voting rights, (ii) is entitled to appoint our directors or our chief executive officer or (iii) serves as one of our directors or as our chief executive officer (including holders of 25% or more of the voting power, equity or the right to nominate directors in such direct holder, if applicable) is required to notify the IIA and undertake to comply with the rules and regulations applicable to the grant programs of the IIA, including the restrictions on transfer described above.

Approval to manufacture products outside of Israel or consent to the transfer of IIA funded know-how, if requested, is within the discretion of the IIA. Furthermore, the IIA may impose certain conditions on any arrangement under which it permits us to transfer IIA funded know-how or manufacturing out of Israel.

The consideration available to our shareholders in a future transaction involving the transfer outside of Israel of know-how developed with IIA funding (such as a merger or similar transaction) may be reduced by any amounts that we are required to pay to the IIA.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	through agents to the public or investors;

•	to or through one or more underwriters on a firm commitment or agency basis;

•
to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	exchange distributions and/or secondary distributions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time at which a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed, which will describe the type of securities and the aggregate number of securities covered by this prospectus being offered and the terms of the offering, including any public offering price, any securities exchange or market on which the ordinary shares may be listed, the purchase price and/or any public offering price, and the proceeds we will receive from the sale, the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us, including any options pursuant to which underwriters may purchase additional securities from us, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state, or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq, TASE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price, if any, and any discounts or concession allowed or reallowed or paid to dealers. The prospectus and prospectus supplement and free writing prospectuses, if any, will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents we designate from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into a purchase agreement for the sale of ordinary shares with the purchaser to be named therein, which will be described in a Report of Foreign Private Issuer on Form 6-K that we will file with the SEC. In that Form 6-K, we will describe securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of ordinary shares to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction. The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for, us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate-covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate-covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. If commenced, the underwriters may discontinue any of these activities at any time.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement, pursuant to delayed-delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our ordinary shares. We do not know at the current time whether the offered securities will be listed on the Nasdaq, the TASE and/or any other organized market.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with those arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in those outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. Certain legal matters with respect to New York law and U.S. federal securities law will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in an applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of December 31, 2019 and 2018 and for each of the three years ended December 31, 2019, incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2019, have been audited by Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global), an independent registered public accounting firm, as stated in their report, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information are filed by us with, or furnished to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file or furnish annual and current reports and other information with the SEC (File Number 001-36187). These filings and other submissions contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed or furnished, or will file or furnish, with or to the SEC and such information incorporated by reference is then considered to be part of this prospectus.

We incorporate by reference in this prospectus the documents listed below and all amendments or supplements to such documents that we may file or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act:

•	Our 2019 annual report;

•	The description of our ordinary shares contained in Form 8-A, File No. 001-36187, filed with the SEC on December 29, 2016, as amended by Exhibit 2.1 to our 2019 annual report; and

•
Our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on May 6, 2020, May 26, 2020 (relating solely to the consolidated statements of financial position tables for the quarter ended March 31, 2020 contained in the press release attached as exhibit 99.1 thereto), May 28, 2020, August 5, 2020 (excluding the statements of our President and CEO contained in the press release attached as exhibit 99.1 thereto), August 5, 2020, September 1, 2020, September 2, 2020, September 8, 2020 (excluding the statements of Biomica’s chairman and CEO contained in Exhibit 99.1 therein), September 10, 2020, September 15, 2020, October 13, 2020 (excluding the statements of Biomica’s chairman and CEO contained in Exhibit 99.1 therein), October 20, 2020, October 29, 2020 (excluding the statements of Lavie Bio’s chairman and CEO contained in Exhibit 99.1 therein), October 30, 2020 (other than Exhibit 99.1 therein), November 18, 2020 (excluding the statements of our President and CEO contained in Exhibit 99.1 therein), December 10, 2020, December 15, 2020 (excluding the statements of AgPlenus’ CEO and our President and CEO contained in Exhibit 99.1 therein and the video referenced therein), December 23, 2020, (excluding the statements of Canonic’s CEO and our President and CEO contained in Exhibit 99.1 therein), December 29, 2020 (excluding the statements of Lavie Bio’s CEO and our President and CEO contained in Exhibit 99.1 therein), December 31, 2020 and  January 14, 2021.

We furthermore incorporate by reference in this prospectus each of the following documents, which will be considered a part of this prospectus from the date of filing or furnishing of such documents:

•
any Reports of Foreign Private Issuer on Form 6-K furnished to the SEC by us after the date of the registration statement of which this prospectus forms a part, and prior to effectiveness of that registration statement, that we specifically identify in such reports as being incorporated by reference in that registration statement;

•	all subsequent Annual Reports on Form 20-F filed after the effective date of the registration statement of which this prospectus forms a part and prior to the termination of this offering; and

•
any Reports of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC after the effective date of the registration statement of which this prospectus forms a part, or portions thereof, that we specifically identify in such reports as being incorporated by reference in that registration statement.

Certain statements in and portions of this prospectus update and replace information in the above-listed, already-filed or furnished documents incorporated by reference. Likewise, statements in or portions of a future document listed above that is incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to our headquarters, which are currently located at 13 Gad Feinstein Street, Park Rehovot, Rehovot, P.O. Box 4173, Ness Ziona 7414003, Attn: VP Legal Affairs & Company Secretary, telephone number: +972-8-9311-971. Copies of these filings and submissions may also be accessed at our website, https://www.evogene.com/. Information contained in our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon certain of our directors and officers and the Israeli experts named in this prospectus whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because a significant portion of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws based on the reasoning that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•
the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•
the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgments does not impair the security or sovereignty of the State of Israel;

•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any United States federal or state court arising out of any offering, or any purchase or sale of securities in connection with any offering, under this prospectus.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange in force on the date of the payment. Current Israeli exchange control regulations also permit a judgment debt or to make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index, plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates, except the SEC registration fee. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fee	$21,820
Trustees’ and transfer agents’ fees	*
Printing and engraving costs	*
Legal fees and expenses	*
Accountants fees and expenses	*
Miscellaneous	*

Total	*

* These fees and expenses depend on the number of securities offered and the number of offerings by us under this prospectus, and, accordingly, cannot be estimated at this time.

The information in this prospectus is not complete and may be changed. We may not sell any of these securities until the registration statement filed with Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 19, 2021

PROSPECTUS

$50,000,000
Ordinary Shares

We have entered into a Controlled Equity OfferingSM Sales Agreement, or sales agreement, with Cantor Fitzgerald & Co., or Cantor, relating to our ordinary shares, par value NIS 0.02 per share, offered by this prospectus and the accompanying base prospectus. In accordance with the terms of the sales agreement, from time to time we may offer and sell ordinary shares having an aggregate gross sales price of up to $50,000,000 through Cantor, acting as sales agent, pursuant to this prospectus and the accompanying base prospectus.

Our ordinary shares are listed on the Nasdaq Stock Market, or Nasdaq, and the Tel Aviv Stock Exchange Ltd., or TASE, under the symbol “EVGN.” The last reported sale price of our ordinary shares on Nasdaq on February 17, 2021 was $8.91 per ordinary share.

Sales of our ordinary shares, if any, under this prospectus and the accompanying base prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Subject to terms of the sales agreement, Cantor is not required to sell any specific number or dollar amounts of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor will be entitled to compensation under the terms of the sales agreement at a fixed commission rate equal to 3.0% of the gross sales price per share sold. In connection with the sale of our ordinary shares on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Cantor against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution.”

There has been and may continue to be significant volatility in the volume and price of our ordinary shares on Nasdaq. For instance, during the 30 and 90 day periods preceding the date of this prospectus, the trading price of our ordinary shares on Nasdaq has increased by 150% and 315%, respectively, going from $5.93 per ordinary share on January 19, 2021 and $2.83 per ordinary share on November 20, 2020, to $8.91 per ordinary share on February 17, 2021. During the most recent 30-day period, we have not released any material news, such as commercialization of any of our products or product candidates or any material changes to our financial condition or results of operations, which we believe would impact the trading price of our ordinary shares in the manner in which it has over the periods highlighted above.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-6 of this prospectus and in the documents we incorporate by reference into this prospectus and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus and the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Cantor

The date of this prospectus is February       , 2021

ABOUT THIS PROSPECTUS

This prospectus and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is the prospectus, including the documents incorporated herein by reference, which describes the specific terms of this offering. The second part is the accompanying base prospectus, including the documents incorporated therein by reference, which provides more general information about securities we may offer from time to time, some of which may not apply to this offering. We urge you to carefully read this prospectus and the accompanying base prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus. This prospectus may add or update information contained in the accompanying base prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus, the statements made in this prospectus will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference therein. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying base prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying base prospectus, or contained in any free writing prospectus prepared by us or on our behalf. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons in possession of this prospectus or the accompanying base prospectus are required to inform themselves about and observe any such restrictions. This prospectus and the accompanying prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of securities in Israel. Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Law, 5728-1968, or the Securities Law (which requires, among other things, the filing of a prospectus in Israel or an exemption therefrom). The information contained in this prospectus, the accompanying base prospectus and the documents incorporated by reference in this prospectus and the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents regardless of the time of delivery of this prospectus or the accompanying base prospectus or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read this prospectus, the accompanying base prospectus and the documents incorporated by reference in this prospectus and the accompanying base prospectus, in their entirety, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

As used herein, and unless the context suggests otherwise, the terms “Evogene,” “we,” “us,” “our,” “our company” and “the company” refer to Evogene Ltd. and its consolidated subsidiaries, consisting of AgPlenus Ltd., Biomica Ltd., Canonic Ltd., Casterra Ag Ltd., Evogene Inc., Lavie Bio Ltd. and their consolidated subsidiaries. References to “dollar” and “$” are to U.S. dollars, the lawful currency of the United States, and references to “NIS” are to New Israeli Shekels, the lawful currency of the State of Israel. References to our “ordinary shares” or “shares” refer to our ordinary shares, par value NIS 0.02 per share. References to our “2019 annual report” refer to our Annual Report on Form 20-F for the year ended December 31, 2019, which we filed with the SEC on April 27, 2020.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference, contains statements that are forward-looking statements about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing.

Forward-looking statements can be identified based on our use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words, or by the fact that these statements do not relate strictly to historical matters. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements.

We believe that our forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors (including those identified above) that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We describe and/or refer to many of these risks in greater detail under the caption “Item 3. Key Information— D. Risk Factors” in our 2019 annual report and other documents incorporated by reference herein.

All forward-looking statements contained in any of the foregoing documents speak only as of the date of such documents and are expressly qualified in their entirety by the cautionary statements contained within the “Risk Factors” section of those documents (or documents incorporated by reference therein). We do not undertake to update or revise forward-looking statements to reflect events or circumstances that arise after the date on which such statements are made or to reflect the occurrence of unanticipated events, except as required by law. In evaluating forward-looking statements, you should consider these risks and uncertainties and not place undue reliance on our forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to:

•	the extent of our continuing to maintain our holdings in our subsidiary companies;
•	the extent to which our discoveries and product candidates will have the desired effect so as to reach the stage of commercialization;
•	whether we and our collaborators are able to allocate the resources needed to develop commercial products from our discoveries and product candidates;
•
the length and degree of complexity of the process of our developing commercial products based on our discoveries and product candidates and the probability of our success, and the success of our collaborators, in developing such products;

•	the degree of success of third parties upon whom we rely to conduct certain activities, such as field-trials and pre-clinical studies;

•	whether we are able to comply with regulatory requirements;
•	whether we and our subsidiaries are able to meet expected timelines in the performance of our activities (or are delayed, including as a result of the effect of the Coronavirus);
•	the extent of the future growth of the agriculture, human health and industrial application industries in which we operate;
•	whether we can maintain our current business models;
•	the actual commercial value of our key product candidates;
•	whether we or our collaborators receive regulatory approvals for the product candidates developed by us or our collaborators;
•	whether products and product candidates containing or based on our discoveries are commercialized and earn us revenues or royalties;

•	whether we are able to maintain and recruit knowledgeable or specialized personnel to perform our research and development work;

•	the degree of our success at adapting to the continuous technological changes in our industries;
•	whether we can maintain our collaboration agreements with our current collaborators or enter into new collaboration agreements and expand our research and development to new fields;

•	whether we can improve our existing, or develop and launch new, computational technologies and screening and validation systems;

•	whether we can patent our discoveries and protect our trade secrets and proprietary know-how; and

•	the effect of the spread and resulting government actions implemented to limit Coronavirus.
We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.

This prospectus incorporates by reference market data and certain industry data and forecasts that were obtained from market research databases, consultant surveys commissioned by us, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys commissioned by us and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference.

PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus or the accompanying base prospectus. This summary is not complete and does not contain all of the information you should consider before deciding whether to invest in our ordinary shares. You should read the entire prospectus and the accompanying base prospectus carefully, including “Risk Factors” on page S-6 and in the accompanying prospectus on page 3, and the information incorporated by reference in this prospectus and the accompanying base prospectus, before making an investment decision.

Our Company

Our Business

Evogene is a leading computational biology company focused on revolutionizing product discovery and development in multiple life-science based industries, including human health and agriculture, through the use of our broadly applicable Computational Predictive Biology (CPB) platform. The CPB platform, incorporating a deep understanding of biology leveraged through the power of Big Data and Artificial Intelligence, has been designed to computationally discover and uniquely guide the development of life-science products based on microbes, small molecules and genetic elements. Utilizing the CPB platform, Evogene and its subsidiaries are now advancing product pipelines for human microbiome-based therapeutics through Biomica Ltd., medical cannabis through Canonic Ltd., ag-biologicals through Lavie Bio Ltd., ag-chemicals through AgPlenus Ltd., and ag-solutions for castor oil production through Casterra Ltd.

The foregoing information about us is a summary and is not intended to be comprehensive. For additional information about our business, you should refer to the information under the heading “Incorporation of Documents by Reference.” Before making an investment decision, you should read the entire prospectus and the accompanying base prospectus, and our other filings with the SEC, including those filings incorporated herein and therein by reference, carefully, including the sections entitled “Risk Factors” and “Forward-Looking Statements.”

Corporate Information

Our registered office and principal place of business is located at 13 Gad Feinstein Street, Park Rehovot, Rehovot PO box 4173 Ness Ziona 7414003, Israel, and our telephone number in Israel is +972 (8) 931-1900. Our website address is http://www.evogene.com. We have included our website address in this prospectus solely as an inactive textual reference. Our registered agent in the United States is Puglisi & Associates, whose address is 50 Library Avenue, Suite 204, Newark, Delaware 19711 USA.

THE OFFERING

Ordinary shares offered by us	Ordinary shares having an aggregate offering price of up to $50,000,000.

Ordinary shares outstanding immediately after the offering
45,998,120 ordinary shares, assuming sales of 5,611,672 ordinary shares in this offering at an assumed offering price of $8.91 per share, which was the last reported sale price of our ordinary shares on Nasdaq on February 17, 2021. The actual number of ordinary shares issued will vary depending on how many ordinary shares we choose to sell and the prices at which such sales occur.

Manner of distribution	“At-the-market offering” that may be made from time to time through our sales agent, Cantor. See “Plan of Distribution” on page S-13 of this prospectus.

Use of proceeds
We currently intend to use the net proceeds from this offering to further develop our and our subsidiaries’ product pipelines, to further enhance and expand our CPB platform and for working capital and general corporate purposes. See “Use of Proceeds” on page S-9.

Risk factors
Investment in our ordinary shares involves a high degree of risk. See “Risk Factors” on page S-6 of this prospectus and on page 3 of the accompanying base prospectus and under similar sections in the documents we incorporate by reference into this prospectus and the accompanying base prospectus for a summary and discussion of factors you should consider carefully before making an investment decision.

Trading	Our ordinary shares are traded on Nasdaq and TASE under the symbol “EVGN.”

The number of ordinary shares that will be outstanding immediately after this offering as shown above is based on 40,386,448 ordinary shares outstanding as of February 17, 2021. The number of ordinary shares outstanding as of February 17, 2021, excludes 3,828,069 ordinary shares issuable upon the exercise of options outstanding as of such date, at a weighted average exercise price of $6.23 per ordinary share and 1,807,987 ordinary shares reserved for future issuance under our incentive plans.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Before you decide to participate in the offering, you should carefully consider the risks and uncertainties summarized and discussed below and under the caption “Item 3. Key Information— D. Risk Factors” in our 2019 annual report, which is incorporated by reference in this prospectus, as well as the risks, uncertainties and additional information described in any applicable free writing prospectus and in the other documents incorporated by reference in this prospectus. For a description of those reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Forward-Looking Statements.”

Risk Factors Summary

The following is a summary of some of the principal risks we face, including those below and those incorporated by reference from our 2019 annual report:

•
If our equity holdings in our subsidiary companies are diluted, the benefits recognized by our shareholders from the value that may be created in such subsidiary companies may be substantially reduced.

•	Our discoveries and product candidates may not achieve the desired effect required in order to create commercially-viable products.

•	Various factors may delay or prevent commercialization of our product candidates.

•	Our product development cycle is lengthy and uncertain, and we may never sell or earn royalties on the sale of commercial products based on our discoveries.

•
Due to mergers and consolidations, there is a reduced number of companies in the agriculture industry with which we might establish strategic partnerships, and we rely on a limited number of collaborators to develop and commercialize product candidates containing our seed trait, ag-chemical and ag-biological product candidates.

•
A decrease in research expenditures by the major companies in our target markets may jeopardize the continuation, or scope, of our collaborations with such companies and adversely impact our ability to continue or extend existing collaborations or enter into new collaborations on favorable financial terms.

•	We or our collaborators may fail to perform obligations under the collaboration agreements.

•
We are operating in multiple industries, each of which consists of multiple companies with much greater resources than us. Competition in our industries is intense and requires continuous technological development. If we are unable to compete effectively, our financial resources will be diluted and our financial results will suffer.

•	We are working to develop and commercialize novel ag-biological products, and our efforts may be unsuccessful.

•	We are working to develop and commercialize seed-trait products, and our efforts may be unsuccessful.

•	We are working to develop human microbiome-based therapeutic product candidates, and our efforts may be unsuccessful.

•	We are working to develop and commercialize medical cannabis products, and our efforts may be unsuccessful.

•	We are working to develop and commercialize castor seeds for industrial applications, and our efforts may be unsuccessful in achieving a commercial presence in this market.

•	If Lavie Bio Ltd. is unable to establish successful distribution and retail channels for the commercialization of its products, it will not be able to meet its commercialization plans.

•
Even if we are entitled to royalties from our collaborators, we may not actually receive these royalties, or we may experience difficulties in collecting the royalties that we believe we are entitled to.

•
Each of us and our subsidiaries depends on our key personnel and, if we are not able to attract and retain qualified scientific and business personnel, we may not be able to grow our business or develop and commercialize our product candidates.

•	Our business is subject to various government regulations and, if we or our collaborators are unable to obtain the necessary regulatory approvals, we may not be able to continue our operations.

•
The COVID-19 pandemic, or any other pandemic, epidemic or outbreak of an infectious disease in the United States, Israel or elsewhere, may hurt our business in many ways, and, if prolonged, could adversely impact our operating results and financial condition in a significant manner.

•	Our medical cannabis activity exposes us to legal and reputational risks associated with the cannabis industry.

•
Changes in laws and regulations to which we are subject, or to which we may become subject in the future, may materially increase our costs of operation, decrease our operating revenues and disrupt our business.

•	We have a history of operating losses and negative cash flow, and we may never achieve or maintain profitability.

•	Our reporting currency is U.S. dollars. In view that a substantial part of our expenses is in NIS, any appreciation of the NIS relative to the U.S. dollar would adversely impact our financial results.

•	Our success depends on our ability to protect our intellectual property and our proprietary technologies.

Risks Related to this Offering

Our management will have broad discretion over the use of the proceeds we receive from this offering and may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return, if any, on our investment of these net proceeds.

We intend to use the net proceeds from this offering, if any, to further develop our and our subsidiaries’ product pipelines, to further enhance and expand our CPB platform and for working capital and general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering. The actual amounts and timing of expenditures will vary significantly depending on a number of factors, including the amount of cash used in our operations and our research and development efforts. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our strategy and adversely affect the market price of our ordinary shares.

You may experience immediate and substantial dilution in the book value ordinary share that you purchase in the offering.

The offering price per share in this offering may exceed the pro forma net tangible book value per share of our ordinary shares outstanding prior to this offering. Assuming that an aggregate of 5,611,672 shares are sold at a price of $8.91 per share, the last reported sale price of our ordinary shares on Nasdaq on February 17, 2021, for aggregate gross proceeds of up to approximately $50 million, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of 6.24 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of December 31, 2020 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options will result in further dilution of your investment. See “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

There has been and may continue to be significant volatility in the volume and trading price of our ordinary shares on Nasdaq, which may cause significant dilution and may adversely impact the price at which you may sell our shares.

There has been and may continue to be significant volatility in the volume and price of our ordinary shares on Nasdaq. For instance, during the 30 and 90 day periods preceding the date of this prospectus, the trading price of our ordinary shares on Nasdaq has increased by 150% and 315%, respectively, going from $5.93 per ordinary share on January 19, 2021 and $2.83 per ordinary share on November 20, 2020, to $8.91 per ordinary share on February 17, 2021. During the most recent 30-day period, we have not released any material news, such as commercialization of any of our products or product candidates or any material changes to our financial condition or results of operations, which we believe would impact the trading price of our ordinary shares in the manner in which it has over the periods highlighted above. Due to current, and potentially, future market conditions, there is potential for rapid and substantial decreases in the trading price of our ordinary shares, which may not be related to our operating performance or prospects. If the volatility in the trading price of our ordinary shares causes a significant decrease in the trading price of our ordinary shares on Nasdaq, you may experience significant dilution and it may have a significant impact on the market volume and price of our ordinary shares. As a result of the foregoing, you may not be able to sell our ordinary shares at or above the purchase price and you may lose some or all of your investment.

Future sales of our ordinary shares, or the perception that such sales could occur, may cause the prevailing market price of our ordinary shares to decrease.

We cannot predict the effect, if any, that future issuances or sales of our securities, this offering or the availability of our securities for future issuance or sale, will have on the market price of our ordinary shares. Subject to the completion of this offering, we will have issued a substantial number of ordinary shares. Any sales of such shares in the public market or otherwise, or the perception that such issuances or sales could occur, could reduce the prevailing market price for our ordinary shares, as well as make future sales of equity securities by us less attractive or even not feasible.

It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Cantor at any time throughout the term of the sales agreement. The number of shares that are sold through Cantor after delivering a placement notice will fluctuate based on a number of factors, including the market price of our ordinary shares during the sales period, any limits we may set with Cantor in any applicable placement notice and the demand for our ordinary shares. Because the price per share of each share sold pursuant to the sales agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the sales agreement.

The ordinary shares offered hereby may be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice delivered to Cantor, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

DIVIDEND POLICY

Since our inception, we have not declared or paid any cash or other form of dividends on our ordinary shares. We currently intend to retain any proceeds from the sale of securities under this prospectus for use in our business and do not currently intend to pay cash dividends on our ordinary shares. Dividends, if any, on our outstanding ordinary shares will be declared by and subject to the discretion of our board of directors. Even if our board of directors decides to distribute dividends, the form, frequency and amount of such dividends will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors our board of directors may deem relevant.

In addition, the distribution of dividends may be limited by the Israeli Companies Law, 5759-1999 which permits the distribution of dividends only out of retained earnings or earnings derived over the two most recent fiscal years, whichever is higher, provided that there is no reasonable concern that payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due. See “Description of Ordinary Shares-Dividend and Liquidation Rights” in the accompanying prospectus for additional information.

USE OF PROCEEDS

We may issue and sell our ordinary shares having aggregate sales proceeds of up to $50,000,000 from time to time. Because there is no minimum offering amount required pursuant to the sales agreement with Cantor, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Actual net proceeds will depend on the number of shares we sell and the prices at which such sales occur. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Cantor as a source of financing.

We currently intend to use the net proceeds from this offering to further develop our and our subsidiaries’ product pipelines, to further enhance and expand our CPB platform and for working capital and general corporate purposes.

Our management will retain broad discretion over the use of proceeds, and we may ultimately use the proceeds for different purposes than what we currently intend. Until we use the proceeds for any purpose, we may invest the net proceeds from this offering in accordance with our investment policy, as may be amended from time to time, which currently includes bank deposits carrying interest, corporate debt obligations with a minimum of BBB- rating by global rating agencies and investments in United States Government Securities and Israeli Government Securities.

CAPITALIZATION

The table below sets forth our cash and cash equivalents as well as our capitalization as of September 30, 2020:

•	on an actual basis;
•
on a pro forma basis to give effect to the (i) issuance of 3,920,000 ordinary shares and pre-funded warrants to purchase up to 883,534 ordinary shares (which have since been exercised in full) in connection with a registered direct offering that we completed on November 3, 2020, or the November Registered Direct Offering, (ii) sale of 3,803,594 ordinary shares pursuant to a Controlled Equity OfferingSM Sales Agreement, or the Prior Sales Agreement, that we previously entered into with Cantor during 2021 and (iii) exercise of options to purchase 134,237 ordinary shares; and

•
on a pro forma as adjusted basis to give effect to the sale of 5,611,672 ordinary shares in this offering at an assumed offering price of $8.91 per share, which was the last reported sale price of our ordinary shares on Nasdaq on February 17, 2021, for aggregate gross proceeds of $50,000,000.

The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our audited and unaudited financial statements and the notes thereto incorporated by reference into this prospectus and the accompanying base prospectus.

	As of September 30, 2020
	Actual (unaudited)	Pro Forma (unaudited)	Pro Forma As Adjusted (unaudited)
	(U.S. Dollars, in thousands)
Cash and cash equivalents	41,494	79,839	128,232
Short term bank deposits	2,000	2,000	2,000
Total liabilities	9,915	9,915	9,915
Equity:
Ordinary Shares, par value NIS 0.02 per share: 150,000,000 ordinary shares authorized (actual, pro forma and pro forma as adjusted); 31,645,083 ordinary shares issued and outstanding (actual); 40,386,448 ordinary shares outstanding (pro forma); and 45,998,120 ordinary shares outstanding (pro forma as adjusted)	177	230	265
Share premium	215,907	254,410	302,768
Accumulated deficit*	(171,154)	(171.365)	(171.365)
Equity attributable to equity holders of the Company	44,930	83,275	131,668
Non-controlling interests	11,140	11,140	11,140
Total shareholders’ equity	56,070	94,415	142,808
Total capitalization and indebtedness	65,985	104,330	152,723

*Excluding the potential effect of revaluation of the pre-funded warrants on statements of profit or loss.

The above calculation is based on 31,645,083 ordinary shares outstanding as of September 30, 2020 and excludes, unless indicated otherwise, as of that date 4,242,096 ordinary shares issuable upon the exercise of options outstanding as of September 30, 2020, at a weighted average exercise price of $5.63 per ordinary share and 1,528,197 ordinary shares reserved for future issuance under our incentive plans.

DILUTION

If you invest in the securities in this offering, you will experience immediate dilution to the extent of the difference between the offering price of the ordinary shares in this offering and the net tangible book value per ordinary shares immediately after the offering.

Our net tangible book value as of September 30, 2020 was $36.0 million, or approximately $1.14 per ordinary share. Net tangible book value per ordinary share represents the amount of our total tangible assets, excluding the net tangible assets attributable to non-controlling interests, less total liabilities divided by the total number of our ordinary shares outstanding as of September 30, 2020. Pro forma net tangible book value at September 30, 2020 was approximately $74.3 million or $1.84 per ordinary share, after giving effect to the the (i) issuance of 3,920,000 ordinary shares and pre-funded warrants to purchase up to 883,534 ordinary shares (which have since been exercised in full) in connection with a registered direct offering that we completed on November 3, 2020, or the November Registered Direct Offering, (ii) sale of 3,803,594 ordinary shares pursuant to a Controlled Equity OfferingSM Sales Agreement, or the Prior Sales Agreement, that we previously entered into with Cantor during 2021 and (iii) exercise of options to purchase 134,237 ordinary shares.

After giving effect to the sale of our ordinary shares during the term of the sales agreement with Cantor in the aggregate amount of $50,000,000 at an assumed offering price of $8.91 per share, the last reported sale price of our ordinary shares on Nasdaq on February 17, 2021, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2020, would have been $122.7 million, or $2.67 per share. This amount represents an immediate dilution in the pro forma as adjusted net tangible book value of $6.24 per ordinary share to investors purchasing shares in this offering.

The following table illustrates this dilution on a per share basis:

Assumed offering price per ordinary share		$8.91
Net tangible book value per ordinary share as of September 30, 2020	$1.14
Increase in pro forma as adjusted net tangible book value per ordinary share attributable after this offering	$1.53
Pro forma as adjusted net tangible book value per ordinary share after giving effect to this offering		$2.67
Dilution per ordinary share to the investors in this offering		$6.24

The table above assumes, for illustrative purposes, that an aggregate of 5,611,672 of our ordinary shares are sold at a price of $8.91 per share, the last reported sale price of our ordinary shares on Nasdaq on February 17, 2021, for aggregate gross proceeds of $50,000,000. In fact, the shares subject to the sales agreement with Cantor will be sold, if at all, from time to time at prices that may vary. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $9.91 per share shown in the table above, assuming all of our ordinary shares in the aggregate amount of $50,000,000 during the term of the sales agreement with Cantor is sold at that price, would increase our pro forma as adjusted net tangible book value per share after the offering to $2.7 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $7.21 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $7.91 per share shown in the table above, assuming all of our ordinary shares in the aggregate amount of $50,000,000 during the term of the sales agreement with Cantor is sold at that price, would decrease our pro forma adjusted net tangible book value per share after the offering to $2.63 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $5.28 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above calculation is based on 31,645,083 ordinary shares outstanding as of September 30, 2020 and excludes, unless indicated otherwise, as of that date 4,242,096 ordinary shares issuable upon the exercise of options outstanding as of September 30, 2020, at a weighted average exercise price of $5.63 per ordinary share and 1,528,197 ordinary shares reserved for future issuance under our incentive plans.

To the extent that any outstanding options for ordinary shares are exercised, or there are additional issuances of options for ordinary shares, warrants for ordinary shares or issuance of ordinary shares in the future, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current and future operating plans. To the extent that additional capital is raised through the sale of equity, the issuance of those securities could result in further dilution to the holders of our ordinary shares.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

The material terms and provisions of our ordinary shares are described under the heading “Description of Ordinary Shares” in the accompanying base prospectus.

PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co., under which from time to time we may issue and sell our ordinary shares having an aggregate gross sales price of up to $50,000,000 through Cantor acting as agent. Sales of the ordinary shares, if any, may be made on Nasdaq at market prices and such other sales as agreed upon by us and Cantor. We will file the sales agreement as an exhibit to a Report of Foreign Private Issuer on Form 6-K, which is incorporated by reference in this prospectus.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor may offer and sell our ordinary shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor not to sell ordinary shares if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend or terminate this offering of our ordinary shares upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its services in acting as sales agent in the sale of our ordinary shares. Cantor will be entitled to a commission equal to 3.0% of the gross sales price per share sold under the sales agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse a portion of Cantor expenses, including legal fees, in connection with this offering up to a maximum of $50,000. We estimate that the total expenses for the offering, excluding commissions and expense reimbursement payable to Cantor under the terms of the sales agreement, will be approximately $82,000.

Settlement for sales of our ordinary shares will occur on the second trading day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our ordinary shares as contemplated in this prospectus and the accompanying base prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon.

Cantor will act as our sales agent and use commercially reasonable efforts, consistent with its normal trading and sales practices. In connection with the sale of the ordinary shares on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of our ordinary shares pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all of our ordinary shares subject to the sales agreement, or (2) termination of the sales agreement as permitted therein. We and Cantor may each terminate the sales agreement at any time upon ten days’ prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus and the accompanying base prospectus.

This prospectus and the accompanying base prospectus in electronic format may be made available on a website maintained by Cantor and Cantor may distribute this prospectus and the accompanying base prospectus electronically.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. Certain legal matters with respect to New York law and U.S. federal securities law will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain matters of U.S. federal law will be passed upon for Cantor by Goodwin Procter LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2019 and 2018 and for each of the three years ended December 31, 2019, incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2019, have been audited by Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global), an independent registered public accounting firm, as stated in their report, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

This prospectus and reports and other information are filed by us with, or furnished to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file or furnish annual and current reports and other information with the SEC (File Number 001-36187). These filings and other submissions contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed or furnished with or to the SEC and such information incorporated by reference is then considered to be part of this prospectus.

We incorporate by reference in this prospectus the documents listed below and all amendments or supplements to such documents that we may file or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act:

•	Our 2019 annual report;
•	The description of our ordinary shares contained in Form 8-A, File No. 001-36187, filed with the SEC on December 29, 2016, as amended by Exhibit 2.1 to our 2019 annual report; and
•
Our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on May 6, 2020, May 26, 2020 (relating solely to the consolidated statements of financial position tables for the quarter ended March 31, 2020 contained in the press release attached as exhibit 99.1 thereto), May 28, 2020, August 5, 2020 (excluding the statements of our President and CEO contained in the press release attached as exhibit 99.1 thereto), August 5, 2020, September 1, 2020, September 2, 2020, September 8, 2020 (excluding the statements of Biomica’s chairman and CEO contained in Exhibit 99.1 therein), September 10, 2020, September 15, 2020, October 13, 2020 (excluding the statements of Biomica’s chairman and CEO contained in Exhibit 99.1 therein), October 20, 2020, October 29, 2020 (excluding the statements of Lavie Bio’s chairman and CEO contained in Exhibit 99.1 therein), October 30, 2020 (other than Exhibit 99.1 therein), November 18, 2020 (excluding the statements of our President and CEO contained in Exhibit 99.1 therein), December 10, 2020, December 15, 2020 (excluding the statements of AgPlenus’ CEO and our President and CEO contained in Exhibit 99.1 therein and the video referenced therein), December 23, 2020, (excluding the statements of Canonic’s CEO and our President and CEO contained in Exhibit 99.1 therein), December 29, 2020 (excluding the statements of Lavie Bio’s CEO and our President and CEO contained in Exhibit 99.1 therein), December 31, 2020 and  January 14, 2021.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of this offering shall be deemed to be incorporated by reference to this prospectus and the accompanying base prospectus and to be a part hereof and thereof from the date of filing of such documents. We may also incorporate any Reports of Foreign Private Issuer on Form 6-K subsequently submitted by us to the SEC prior to the termination of this offering by identifying in such Report of Foreign Private Issuer on Forms 6-K that they are being incorporated by reference herein and in the accompanying prospectus, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and the accompanying base prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and in the accompanying base prospectus shall be deemed to be modified or superseded for purposes of this prospectus and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein and in the accompanying base prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the accompanying base prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to our headquarters, which are currently located at 13 Gad Feinstein Street, Park Rehovot, Rehovot PO box 4173 Ness Ziona 7414003, Israel, Attn: VP Legal Affairs & Company Secretary, telephone number: +972-8-9311-971. Copies of these filings and submissions may also be accessed at our website, https://www.evogene.com. Information contained in our website is not part of this prospectus.

 $50,000,000
Ordinary Shares

Prospectus

____________________________

Cantor
__________________________

 February     , 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Israeli Companies Law 5759-1999, or the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association include such a provision.

Under the Companies Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, pursuant to an undertaking made either in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification (ours contain such a provision):

•
a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the above-mentioned foreseen events and amount or criteria;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder: (i) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (A) no indictment was filed against such office holder as a result of such investigation or proceeding; and (B) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (ii) in connection with a monetary sanction; and

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

Under the Companies Law and the Israeli Securities Law 5728-1968, or the Israeli Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

•	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder; and

•	a financial liability imposed on the office holder in favor of a third party.

Under our articles of association, we may insure and indemnify an office holder against the aforementioned liabilities as well as the following liabilities:

•	any breach of duty of care to us or to a third party;

•	any other action which is permitted by law to insure an office holder against;

•
any expenses incurred and/or paid by the office holder in connection with an administrative enforcement procedure under any applicable law, including the Efficiency of Enforcement Procedures in the Securities Authority Law (legislation amendments), 5771-2011, and the Israeli Securities Law, which we refer to as an Administrative Enforcement Procedure, and including reasonable litigation expenses and attorney fees; and

•	any financial liability in favor of a victim of a felony pursuant to Section 52ND of the Israeli Securities Law.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

•
a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•	a breach of duty of care committed intentionally or recklessly, excluding a breach arising solely out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a civil or administrative fine or forfeit levied against the office holder.

Our articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law and the Israeli Securities Law.

Under the Companies Law, exculpation, indemnification and insurance for office holders in a public company must be approved by the compensation committee and the board of directors, and, with respect to certain office holders or under certain circumstances, also by the shareholders. We have obtained the foregoing approvals with respect to our office holders, and have entered into agreements with each of our office holders exculpating them to the fullest extent permitted by law and by our articles of association, and undertaking to indemnify them to the fullest extent permitted by law and our articles of association. This indemnification is limited to events determined as foreseeable by the board of directors based on our activities, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.

The maximum indemnification amount set forth in such agreements is limited to an amount equal to 25% of our shareholders’ equity as reflected in our most recent consolidated financial statements prior to the date on which the indemnity payment is made. If the amount equal to 25% of our shareholders’ equity is insufficient to cover all indemnity amounts payable with respect to all indemnifiable directors and executive officers, such amount will be allocated among our directors and executive officers pro rata, in accordance with their relative culpabilities, as finally determined by a court with respect to a particular claim. The maximum amount set forth in such agreements is in addition to any amount paid (if paid) under insurance and/or by a third party pursuant to an indemnification arrangement. In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.

We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Companies Law.

Item 9. Exhibits

Exhibit No.	Document
1.1	Form of Underwriting Agreement*
4.1
Amended and Restated Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to Evogene’s Annual Report on Form 20-F for the year ended December 31, 2017, filed with the SEC on March 30, 2018)

4.2	Form of Warrant Agreement*
4.3	Form of Warrant Certificate*
4.4	Form of Unit Agreement and Unit Certificate*
4.5	Form of Rights Agreement*
5.1	Opinion of Meitar | Law Offices, Israeli legal counsel to the Registrant
5.2	Opinion of Sullivan & Worcester LLP, U.S. legal counsel to the Registrant*
10.1	Controlled Equity OfferingSM Sales Agreement, dated February 19, 2021.
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm
23.2	Consent of Meitar | Law Offices (included in Exhibit 5.1)
23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 5.2) *
24.1	Power of Attorney (included on signature page to Registration Statement)

* To be filed, if applicable, by amendment, or as an exhibit to a Report of Foreign Private Issuer on Form 6-K and incorporated herein by reference.

Item 10. Undertakings

(1)          The undersigned registrant hereby undertakes:

(a)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)          To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (1)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(e)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(f)          That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(4)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)         The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rehovot, State of Israel on February 19, 2021.

By:	/s/ Ofer Haviv
Name: Ofer Haviv
Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints Ofer Haviv or Dorit Kreiner, or either of these, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-3, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin S. Gerstel	Chairman of the Board of Directors	February 19, 2021
Martin S. Gerstel

/s/ Ofer Haviv	Chief Executive Officer and President	February 19, 2021
Ofer Haviv	(Principal Executive Officer)

/s/ Dorit Kreiner	Chief Financial Officer	February 19, 2021
Dorit Kreiner	(Principal Financial and Accounting Officer)

/s/ Sarit Firon	Director	February 19, 2021
Sarit Firon

/s/ Ziv Kop	Director	February 19, 2021
Ziv Kop

/s/ Adrian Percy	Director	February 19, 2021
Adrian Percy

/s/ Leon Y. Recanati	Director	February 19, 2021
Leon Y. Recanati

/s/ Oded Shoseyov	Director	February 19, 2021
Oded Shoseyov

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Evogene Ltd., has signed this registration statement on February 19, 2021.

Puglisi & Associates
By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates